Exhibit 10.8

CONTRAT DE TRAVAIL

A DUREE INDETERMINEE

ENTRE LES SOUSSIGNES :

La société TEVA SANTE, société par actions simplifiée au capital de 109.599.592 Euros dont le siège social est sis 110 Esplanade du Général de Gaulle, Paris La Défense Cedex (92931), France, immatriculée sous le numéro 401 972 476 au RCS de Nanterre, représentée par Sima de Cayron, agissant en sa qualité de Directeur des Ressources Humaines, dûment habilité à cet effet,

Ci-après dénommée « la Société »,

D’une part,

ET

Monsieur Eric Drapé,

Né le Mai 30,1961

Demeurant 4 Place de l’Eglise, 92210 Saint-Cloud, France

de nationalité française

N° de sécurité sociale : 1610569384234 11

Ci-après dénommée le « Salarié »,

D’autre part,

Ensemble dénommées les « Parties ».

A titre purement informatif, la convention collective applicable actuellement appliquée aux cadres de la Société est, sous réserve de modification ultérieure, la Convention Collective Nationale de l’Industrie Pharmaceutique (la « Convention Collective »).

INDEFINITE TERM EMPLOYMENT AGREEMENT

Translation for Information Purposes Only

BETWEEN THE UNDERSIGNED:

TEVA SANTE, a simplified joint stock company (SAS) with a share capital of 109,599,592 Euros and registered office located in 110 Esplanade du Général de Gaulle, Paris La Défense Cedex (92931), France, registered under the number 401 972 476 RCS Nanterre, represented by Sima de Cayron, in his capacity as HR Director, duly authorized thereto,

Hereafter referred to as the “Company”,

Of the first part,

AND

Mr Eric Drapé,

Born on May 30,1961

Residing at 4 Place de l’Eglise, 92210 Saint-Cloud, France

French national,

Social security number 1610569384234 11

hereafter referred to as the “Employee”,

Of the other part,

Together hereafter referred to as the “Parties”.

For purely information purposes, it is reminded that the collective bargaining agreement which is currently applied to the Executives unless future modification - is the Convention Collective Nationale de l’industrie pharmaceutique (the “CBA” or the “Collective Bargaining Agreement”).

Teva Santé SAS

Siège Social : Cœur Défense – 110 Esplanade du Général de Gaulle – 92931 La Défense Cedex

Tèl. 01.55.91.78.00 | Fax. 01.55.91.78.01

Société par actions simplifiée au capital de 109 599 592€

RCS Nanterre 401 972 476 | APE 2120Z | TVA intracommunautaire FR 54 401 972 476

La Société remettra un exemplaire du règlement intérieur le cas échéant, et met à la disposition de la Salariée la Convention Collective ainsi que les accords collectifs applicables dans l’entreprise.

ARTICLE 1 – ENGAGEMENT

Le Salarié est engagé en qualité de Senior Vice President & Head of Sterile and Respiratory Operations (Europe and Israel).

Le présent contrat prend effet le 26th Août 2013 au plus tard, sous réserve des résultats de la visite médicale d’embauche décidant de l’aptitude du Salarié à tenir cet emploi.

Le présent contrat est conclu sans période d’essai.

Le Salarié accepte cet engagement et déclare formellement n’être lié à aucune autre entreprise et être libre de tout engagement en vigueur.

ARTICLE 2 – FONCTION

larié est engagé en qualité de Senior Vice President & Head of Sterile and Respiratory Operations (Europe et Israel) avec le statut de Cadre, Groupe XI de la Convention Collective.

A ce titre, le Salarié aura notamment les fonctions décrites en Annexe A.

Compte tenu de la nature de ses fonctions, les attributions du Salarié sont susceptibles d’évoluer. Ainsi, le Salarié peut également, sur demande de la Société, se voir confier des tâches supplémentaires ou complémentaires, conformément à ses fonctions et qualifications, sans que cela ne conduise à une augmentation de la rémunération prévue dans le contrat.

Le Salarié rendra compte au Président et CEO Teva Global Opérations ou à toute autre personne qui pourrait leur être substituée par la Société.

The Company will provide the Employee with a copy of the internal rules and regulations, if applicable. The CBA and collective agreements applicable to the Company will be at the Employee’s disposal.

ARTICLE 1 – HIRING

The Employee is hired in the position of Senior Vice President & Head of Sterile and Respiratory Operations (Europe and Israel).

The present contract shall start on 26th August 2013 at the latest. However, it shall be confirmed only after the Employee’s mandatory medical exam, stating that he is physically able to perform his role.

The present contract is not subject to any probationary period.

The Employee accepts this appointment and expressly declares that he is not bound by any other agreement with any other company.

ARTICLE 2 – POSITION

The Employee is employed as Senior Vice President & Head of Sterile and Respiratory Operations (Europe and Israel) with executive status, Group XI of the Collective Bargaining Agreement currently applied by the Company.

In this respect, the Employee will perform the duties described in the attached Appendix A.

Given the scope of his functions, the duties of the Employee may change. The Employee may be required to perform additional or complementary tasks, according to his function and qualification, without any corresponding increase in the level of remuneration set out in the contract.

The Employee reports to the President and CEO Teva Global Operations or to any other person that the Company may substitute in their place.

ARTICLE 3 – LIEU DE TRAVAIL ET MOBILITÉ

A titre informatif, il est indiqué que le Salarié est rattaché au siège social de la Société actuellemment situé 110 Esplanade du Général de Gaulle, Paris La Défense Cedex (92931), France.

Dans le cadre de ses fonctions, le Salarié sera amené à effectuer de fréquents déplacements de plus ou moins longue durée en Europe, notamment aux Pays-Bas, au Royaume Uni, en Croatie, en Hongrie, en Irlande, et dans d’autres pays, notamment en Russie, en Israël et aux Etats Unis, ce que le Salarié accepte expressément.

Les conditions des déplacements du Salarié se feront conformément à la politique des déplacements professionnels en vigueur dans la Société au moment des déplacements.

ARTICLE 4 – REMUNERATION

4.1 Rémunération fixe

Le Salarié perçoit un salaire annuel brut forfaitaire de 420.000 euros (quatre cent vingt mille euros) payable en 12 échéances mensuelles égales.

Compte tenu de sa qualité de cadre dirigeant au sens de l’article L. 3111-2 du code du travail, il est expressément précisé que cette rémunération forfaitaire de base couvrira l’intégralité du temps consacré par le Salarié à l’exercice de sa fonction sans limitation de durée.

La rémunération fixe sera revue pour la première fois au cours du premier trimestre 2015.

4.2 Rémunération variable

En supplément de son salaire fixe, le Salarié pourra percevoir une rémunération variable.

Les objectifs et les conditions de versement de la rémunération variable sont définis unilatéralement par la Société et peuvent être modifiés à sa seule discrétion, étant précisé que ces modifications seront portées à la connaissance du Salarié au début de la période ouvrant droit à rémunération variable.

ARTICLE 3 – PLACE OF WORK AND MOBILITY

For information purposes only, it is indicated that the Employee will be attached to the Company’s registered office currently located in 110 Esplanade du Général de Gaulle, Paris La Défense Cedex (92931), France.

Within the scope of his duties, the Employee will be required to undertake travel of variable duration in Europe, notably the Netherlands, UK, Croatia, Hungary, Ireland,    , and other countries, in particular to Russia, Israel and the USA, which the Employee expressly agrees to.

Travel conditions and arrangements shall be made in accordance with the Company’s policy in force at the time of the travel.

ARTICLE 4 – REMUNERATION

4.1 Base salary

The Employee shall receive a yearly gross remuneration of 420,000 Euros (four hundred twenty thousand Euros), paid in 12 equal installments.

Given the Employee’s “cadre dirigeant” status (article L. 3111-2 French Labour Code), this basic remuneration is a lump sum compensation, set in consideration of the Employee’s total working time without any limit.

The base salary will be reviewed for the first time during the first quarter of 2015.

4.2 Variable remuneration

In addition to his fixed salary, the Employee may be eligible to variable remuneration.

The targets and the conditions of payment of of the variable remuneration are determined solely by the Company and may change at its sole discretion. Such amendments shall be communicated to the Employee upon the start of period giving rise to the right to variable remuneration.

Sous réserve de l’atteinte des objectifs fixés, le Salarié pourra bénéficier d’une rémunération annuelle sur objectifs laquelle pourra atteindre 50% du salaire de base lorsque le Salarié aura atteint 100% des objectifs. Si le Salarié réalise plus de 100% des objectifs, le montant du bonus annuel pourra dépasser 50% du salaire de base, à la discrétion de la Société.

4.3 Bonus exceptionnel

Le Salarié pourra également percevoir un bonus exceptionnel d’un montant total de 425.000 euros bruts réparti entre trois échéances égales d’un montant de 141.667 euros bruts en décembre 2013, décembre 2014 et décembre 2015.

Le droit à chacune de ces sommes est soumis à une condition de présence du Salarié dans la Société au moment de son versement.

ARTICLE 5 – DUREE DU TRAVAIL

Compte tenu de la nature de sa fonction, de son degré d’autonomie, de l’étendue de ses responsabilités dont l’importance implique une grande indépendance dans l’organisation de son emploi du temps ainsi que de son niveau de rémunération se situant dans les niveaux les plus élevés des systèmes de rémunération de la société, le Salarié est considéré comme un cadre dirigeant au sens de l’article L. 3111-2 du code du travail.

En conséquence, la réglementation relative à la durée du travail et aux temps de repos ne lui sera pas applicable.

ARTICLE 6 – FRAIS PROFESSIONNELS

Les frais professionnels et notamment les frais de déplacements raisonnablement engagés par le Salarié lui seront remboursés sur présentation de justificatifs et conformément aux règles en vigueur au sein de la Société.

ARTICLE 7 – VEHICULE

La Société met un véhicule à la disposition du Salarié à des fins professionnelles, conformément aux usages en vigueur au sein de la Société.

Subject to the achievement of the objectives set out, the Employee may be entitled to an annual variable remuneration of 50% of base salary at the maximum when 100% of targets are reached. Above 100% of targets reached by the Employee, the amount of the annual bonus could be higher than 50% of base salary at the Company’s discretion.

4.3 Exceptional bonus

The Employee will also be entitled to an exceptional bonus of 425,000 Euros gross split over three equal installments of 141,667 Euros gross in December 2013, December 2014 and December 2015.

The right to each of these sums is subject to the presence of the Employee within the Company at the time it is due to be paid.

ARTICLE 5 – WORKING TIME

Given the nature of his position, his level of autonomy, the importance of his duties which implies a large independence in the organization of his work schedule, as well as the level of his remuneration, which is one of the highest in the Company, the Employee is considered as a top executive (“cadre dirigeant”) according to the article L.3111-2 of the French Labor Code.

As a consequence, the Employee is not subject to working hours or mandatory time-off provisions.

ARTICLE 6 – PROFESSIONAL EXPENSES

Reasonable professional expenses, such as travel expenses, incurred by the Employee are reimbursed upon presentation of supporting documents and according to the procedures in force within the Company.

ARTICLE 7 – VEHICLE

The Company provides the Employee with a car for professional use, in accordance with the Company’s car policy in force.

La Société se réserve le droit d’attribuer le véhicule de son choix au Salarié.

Le Salarié est autorisé à utiliser à des fins personnelles le véhicule qui lui est confié. L’utilisation personnelle du véhicule constitue un avantage en nature dont il est tenu compte tant sur le plan fiscal que sur le plan social, et qui donne lieu au paiement de cotisations sociales. Cet avantage en nature figure sur le bulletin de paie du Salarié.

Les frais d’entretien de la voiture sont à la charge de la Société.

En cas d’accident, le Salarié doit informer dans les 48 heures la Société ainsi que la compagnie d’assurance en précisant les circonstances de l’accident.

Cette mise à disposition du véhicule peut être remise en cause à tout moment par la Société en fonction des nécessités du service sous réserve du respect d’un préavis raisonnable et sans que cela ne constitue une modification du contrat.

ARTICLE 8 – AVANTAGES SOCIAUX ET SITUATION AU REGARD DE LA CCN DE RETRAITE ET DE PREVOYANCE DES CADRES

Le Salarié sera affilié aux régimes sociaux (retraite, mutuelle et prévoyance) en vigueur au sein de la Société en faveur des salariés de sa catégorie.

Toutes variations des taux de cotisations imposées par les Caisses, dans le cadre de l’évolution des dispositions légales, réglementaires et conventionnelles, seront d’application obligatoire, le Salarié ne pouvant s’y opposer.

Le Salarié relèvera de l’article 4 de la Convention Collective Nationale de retraite et de prévoyance des cadres du 14 mars 1947.

The Company reserves the right to provide the Employee with the car it may choose.

The Employee is authorized to use the car provided to his for private purpose. The personal use of the car constitutes a benefit-in-kind, which generates tax issues and gives place to the payment of social security contributions. This benefit-in-kind is mentioned on the Employee’s pay statement.

Expenses of servicing of the car are the responsibility of the Company.

In the event of accident, the Employee has to inform in the 48 hours the Company as well as the insurance company by specifying the circumstances of the accident.

This provision of the car could be called into question at any time by the Company according to the business interests, subject to the respect of a reasonable notice. This shall not constitute a modification of the contract.

ARTICLE 8 – SOCIAL BENEFITS AND SITUATION REGARDING THE CBA FOR PENSION AND WELFARE BENEFITS FOR EXECUTIVES

The Employee shall be registered with the social schemes (retirement, health and welfare scheme) entered into by the Company in favour of employees of the same category.

All changes of rates imposed by the Social security entity, in the context of changing legal provisions, regulations and agreements, will become mandatory, the Employee cannot oppose them.

The Employee shall benefit from Article 4 of the national collective bargaining agreement regarding pension and welfare benefits for executives dated March 14,1947.

ARTICLE 9 – CONGES PAYES

Le Salarié bénéficiera du nombre de jours de congés payés déterminé en application des dispositions légales et conventionnelles en vigueur.

Les dates des congés sont fixées conformément aux dispositions légales en tenant compte des exigences et nécessités de service et souhaits du Salarié.

Sauf accord écrit de la Société, aucun report de congés payés ne sera autorisé d’une année sur l’autre.

ARTICLE 10 – OBLIGATIONS GENERALES

Le Salarié s’engage à accomplir ses fonctions avec loyauté et soin, et à protéger au mieux les intérêts de la Société, à tout moment.

Il s’engage, pendant toute la durée du présent contrat, à se conformer aux règles régissant le fonctionnement interne de celle-ci, y compris aux règles édictées au niveau du groupe, à condition que ces instructions et règles ne soient pas en opposition avec les lois applicables.

ARTICLE 11 – EXCLUSIVITE

Pendant la durée du Contrat, le Salarié s’engage à consacrer l’intégralité de son activité professionnelle à l’exécution de ses fonctions au sein de la Société.

Plus précisément, le Salarié s’interdit, pour son propre compte ou pour le compte d’une autre personne physique ou morale, à quelque titre que ce soit (notamment, sans, que cette liste soit limitative, en tant qu’administrateur, gérant, salarié, consultant, actionnaire ou associé), d’être directement ou indirectement engagé, concerné ou intéressé dans aucun autre commerce, industrie, activité professionnelle ou emploi quel qu’il soit sans l’autorisation préalable expresse écrite de la Société.

De même, le Salarié s’interdit de s’intéresser directement ou indirectement, de quelque manière que ce soit, à toute société ou entreprise ayant une activité concurrente ou complémentaire à celle de la Société, et ce pendant toute la durée de son contrat de travail.

ARTICLE 9 – PAID HOLIDAY

The Employee shall be entitled to the number of days holiday provided by French law and the provisions of the applicable collective bargaining agreement.

The period of leave is determined in accordance with statutory provisions, taking into account both the Employee’s obligation to ensure the effective performance of his duties and wishes.

Except for with the written consent of the Company, the Employee’s holiday entitlement shall not be carried forward from one year to the next.

ARTICLE 10 – GENERAL OBLIGATIONS

The Employee undertakes to carry out employment duties with loyalty and care, and to protect the Company’s interests, as best as possible, at any and all times.

The Employee undertakes, during the term of this contract, to comply with the internal rules of the Company, including the rules implemented at the group level, provided that these instructions and rules do not conflict with the applicable law.

ARTICLE 11 – EXCLUSIVITY

For the duration of the Contract, the Employee shall devote all of the Employee’s working time to the performance of employment duties within the Company.

More specifically, the Employee undertakes that he will not, either individually, or on behalf of any other individual or corporate entity, in any capacity whatsoever (particularly, but without limitation, as director, manager, employee, consultant, shareholder or partner) become directly or indirectly involved, concerned or interested in any other business, industry, professional activity or employment of any kind without the prior written consent of the Company.

The Employee also agrees not to have any direct or indirect interest, in whatever way, in any company or firm whose activity is in competition or complementary to the Company’s activity, while he is employed by the Company.

ARTICLE 12 – DISCRETION ET CONFIDENTIALITE

Sous réserve de ce qui sera strictement nécessaire pour les besoins des missions qui lui sont confiées au sein de la Société, le Salarié s’engage à ne pas divulguer, communiquer, ni utiliser directement ou indirectement les informations confidentielles de toute nature dont il aura eu connaissance dans le cadre ou à l’occasion de ses fonctions concernant les affaires et activités de la Société, de leurs actionnaires, clients, fournisseurs, salariés ou mandataires sociaux, et ce aussi bien pendant la durée du présent contrat qu’après la rupture de celui-ci, sans limitation de durée.

On entend par information confidentielle, sans que cette liste soit limitative, inventions, savoir-faire, secrets commerciaux, cahiers de laboratoire, matériaux biologiques, dessins et concepts (d’ingénierie), listes de prix, données financières, budgets, clients, ventes aux clients, propositions des clients, prévisions des ventes, méthodes opérationnelles, vendeurs, fournisseurs, sous-traitants et partenaires (ainsi que leurs conditions de vente), acheteurs, toute proposition liée à l’acquisition ou à la vente de toute société ou entreprise gérée par Teva, toute proposition liée à l’expansion ou à la réduction des activités (affaires-, recherche et développement-, construction-,technique-,ventes-et production-), projets et processus, appareils, concepts, compositions, formules, développements, recherches, techniques, améliorations, procédures, idées, matériel informatique, logiciels, méthodes de comptabilité, approches commerciales, projets marketing, informations sur le personnel et l’emploi (y compris les détails sur les salariés et les directeurs, le niveau de rémunération et les avantages qui leur sont attribués) ; obtenus, développés, modifiés, utilisés, générés et/ou employés par ou pour le compte de Teva.

Toute violation de la présente clause rendra le Salarié automatiquement redevable d’une pénalité fixe égale aux salaires bruts perçus effectivement pendant les six (6) mois précédant le départ de la personne sollicitée, sans que cela ne porte préjudice aux droits que se réserve la Société de poursuivre le Salarié en réparation du préjudice matériel et moral.

ARTICLE 12 – DISCRETION AND CONFIDENTIALITY

Unless strictly necessary to the carrying out of the Employee’s duties assigned within the Company, the Employee undertakes not to communicate, disclose or use directly or indirectly confidential information of any kind which he would have gained in the course of, or due to, his position relating to the businesses or activities of the Company; of their shareholders, clients, retailers, employees, corporate officers, and so during the execution and upon the termination of the contract, under the conditions defined below, unless he is obliged to do so by the law.

For the purpose of this clause, confidential information includes, but will not be limited to, any inventions, know-how, trade secrets, laboratory notebooks, biological materials, (engineering) designs and drawings, price lists, pricing methodologies, pricing policies, licenses, contract information, financial forecasts, financial data, budgets, customers, customer sales, customer proposals, sale forecasts, methods of operation, vendors, suppliers & contractors & Partners (and their terms of business), purchasers, any proposals relating to the acquisition or disposal of any company owned or business operated by Teva, any proposals relating to the expansion or contracting of activities, (business-research & development-, construction-, technical-, sales-and production-) plans & processes, apparatus, designs, compositions, formula, developments, research, techniques, improvements, procedures, ideas, computer hardware, computer software, methods of accounting, manners of doing business, marketing plans, personnel and employment matters (including details of employees and directors, the level of remuneration and benefits paid to them); all as acquired, developed, amended, used, generated and/or utilised by or on behalf of Teva.

In the event that this clause is breached the Employee will automatically be liable to the payment of a fixed penalty equal to the gross salary received for the six (6) months preceding the departure of the solicited person, without prejudice to the Company’s right to file an action against the Employee to obtain full remedy of the prejudice suffered.

ARTICLE 13 – PROPRIETE INTELLECTUELLE

L Salarié devra informer sans délai la Société de toute idée ou invention qu’il aurait pu créer ou développer et qui pourrait être effectivement ou potentiellement intéressante pour l’activité de la Société.

Sous réserve des droits détenus et qui seront développés par les partenaires de la Société, le Salarié reconnaît que toute marque, dessins, droits, brevets, bases de données ou tout autre élément de propriété intellectuelle, qu’ils soient existants ou futurs, qui pourraient être crées pendant l’exécution normale du contrat de travail ou en utilisant les outils, équipement ou savoir-faire mis à la disposition du Salarié pendant la relation contractuelle, demeureront la propriété exclusive de la Société ou de toute autre entité qu’elle désignera à cet effet, et si cela lui était demandé (soit pendant l’exécution du contrat de travail, soit après) il effectuera toutes les formalités nécessaires afin de transférer les droits susmentionnés auprès de la Société qui en serait le propriétaire et utilisateur unique.

ARTICLE 14 – MATERIELS ET DOCUMENTS

Tous documents, biens, matériels et supports d’information de toute nature que la Société confíe au Salarié demeurent la propriété exclusive de la Société.

La Société met notamment à la disposition du Salarié un ordinateur portable et un téléphone portable.

Le Salarié s’interdit d’en faire un usage autre que professionnel ainsi que d’en faire des copies sur tout support de quelque nature que ce soit pour son usage personnel, sauf autorisation expresse et préalable de la Société.

Le Salarié s’engage à restituer à tout moment à la demande de la Société ou lors de la rupture du Contrat, les éléments susvisés, et plus généralement tout écrit ou tout enregistrement réalisé par lui sur tout support de quelque nature que ce soit relatifs à l’activité de la Société ou dont il aurait eu connaissance dans le cadre de l’exécution du Contrat et qui proviendrait de la Société.

ARTICLE 13 – INTELLECTUAL PROPERTY

The Employee shall promptly disclose to the Company any idea or invention created or developed by him which is actually or potentially relevant to the business of the Company.

Subject to the rights held and developed by the Company’s partners, the Employee acknowledges that all trade marks, registered designs, design rights, copyright, database rights and all other intellectual property rights, whether in existence now or coming into existence at any time in the future, will, on creation either during the normal course of employment or by using materials, tools or knowledge made available through his employment, vest in and be the exclusive property of the Company which the Company shall nominate and if required to do so (whether during or after the termination of his employment), he will execute all instruments and do all things necessary to vest ownership in the above rights in the Company as sole beneficial owner.

ARTICLE 14 – MATERIAL AND DOCUMENTS

All documents, goods, materials and equipment of any kind provided by the Company to the Employee remain the property of the Company and must be returned upon request.

The Company notably provides the Employee with a laptop and mobile phone.

The Employee agrees not to make use of such items for any purpose other than that of the business and not to make copies of any description for personal use without the prior express authorisation of the Company.

The Employee undertakes at any time, upon request by the Company or upon termination of the Contract, to return to the Company any of the above mentioned items and, more generally, any written document or recording by him of any nature relating to the business of the Company, or of which he would have had knowledge of during the course of the Contract and whose author would be the Company.

ARTICLE 15 – LOYAUTE

Il est rappelé aux Parties que les relations contractuelles sont basées sur une confiance réciproque. La confiance par essence implique la bonne foi, laquelle s’exprime au travers de la loyauté. A ce titre, les Parties sont tenues l’une envers l’autre par cette obligation de loyauté, qui perdure au-delà de la rupture du contrat de travail.

ARTICLE 16 – NON-SOLLICITATION DES SALARIES

Pendant toute la durée du contrat et pendant six (6) mois à l’issue du départ effectif du Salarié, ce dernier devra s’abstenir d’embaucher ou de solliciter - directement ou indirectement - d’encourager ou de faciliter le débauchage de tout salarié de la Société pour son propre compte ou pour le compte de son nouvel employeur ou de toute autre société.

Toute violation de la présente clause rendra le Salarié automatiquement redevable d’une pénalité fixe égale aux salaires bruts perçus effectivement pendant les six (6) mois précédant le départ de la personne sollicitée, sans que cela ne porte préjudice aux droits que se réserve la Société de poursuivre le Salarié en réparation du préjudice matériel et moral.

ARTICLE 17 – CLAUSE DE NON-CONCURRENCE ET DE NON-SOLLICITATION DE CLIENTELE

Compte tenu du caractère extrêment sensible du savoir-faire et des informations techniques et commerciales auxquels le Salarié a accès dans l’exercice de ses fonctions, de la nature particulièrement concurrentielle des activités de la Société, des fonctions du Salarié ainsi que des responsabilités qui lui sont confiées, les Parties conviennent d’une obligation de non-concurrence et de non-sollicitation de clientèle qui a vocation à prendre effet à l’issue de la relation de travail, c’est-à-dire à la date du départ effectif du Salarié.

Passée la présente relation contractuelle de travail, les Parties conviennent, dans le seul but de protéger les intérêts légitimes de la Société, que le Salarié s’interdit d’exercer, directement ou indirectement, une activité concurrente à celle de la Société et plus particulièrement toute activité dans le secteur de la fabrication, du développement, du marketing, de la promotion et de la commercialisation de tous produits et dispositifs pharmaceutiques, médicaux et vétérinaires.

ARTICLE 15 – LOYALTY

The Parties are aware that contractual relationships are based on mutual trust. Trust includes by nature good faith, which is expressed by loyalty. The parties have to respect this loyalty obligation which continues to exist even after the termination of the employment contract.

ARTICLE 16 – NON-SOLICITATION OF EMPLOYEES

During the whole duration of the contract and for six (6) months after effective departure of the Employee, the Employee shall not hire or solicit - directly or indirectly - encourage or facilitate the poaching of any employee of the Company on his behalf or on the behalf of his new employer or any other company.

In the event that this clause is breached, the Employee will automatically be liable to the payment of a fixed penalty equal to the gross salary received for the six (6) months preceding the departure of the solicited person, without prejudice to the Company’s right to file an action against the Employee to obtain full remedy of the prejudice suffered.

ARTICLE 17 – NON-COMPETE AND NON-POACHING OF CLIENTS CLAUSE

Considering the extreme sensitiveness of the know-how and technical and commercial information to which the Employee has access in the framework of his functions, the extremely competitive nature of the activities of the Company, the functions and responsibilities of the Employee, the Parties agree that a non-competition obligation and a non-poaching obligation regarding clients will take effect at the end of the employment relationship, i.e. on the date of the effective departure of the Employee.

After this employment contract has terminated, in order to protect the legitimate interests of the Company, the Parties agree that the Employee undertakes not to directly or indirectly carry out any activity that would compete with that of the Company and, in particular, any activity which is related to manufacturing, development, marketing, promoting and distributing of any pharmaceutical, medical and veterinary products and devices.

Le Salarié s’engage à s’abstenir de solliciter, de démarcher les clients de la Société, de les détourner ou tenter de les détourner, ni directement ni indirectement, à son profit ou à celui d’un tiers, et de leur apporter son concours sous quelque forme que ce soit, pour son propre compte ou pour le compte d’un tiers, ni directement, ni indirectement.

Par client de la Société, la présente clause vise toute personne physique ou morale en contact avec la Société ou pour lesquelles le Salarié a été amené à travailler à titre permanent ou occasionnel dans le cadre de ses fonctions en France et en Europe au sein de la Société. La qualité de client est étendue aux filiales et sous-filiales des personnes morales directement clientes.

Cette interdiction est limitée à une durée de six (6) mois à compter de la date du départ effectif du Salarié.

Cette interdiction porte sur le territoire suivant : France, Pays-Bas, Royaume-Uni, l’Irlande, la Croatie, la Hongrie, et l’Allemagne

Le Salarié reconnaît que les conditions d’application de l’obligation de non concurrence telles qu’elles sont exposées ci- dessus ne l’empêchent pas d’exercer une activité conforme à son expérience et à sa formation et ne portent pas atteinte à sa liberté de travail.

En cas d’application de la clause de non- concurrence, il sera versé au Salarié pendant toute la durée d’application de la clause, une indemnité mensuelle d’un montant brut correspondant à 50% de la rémunération moyenne mensuelle brute de base perçue au titre des douze derniers mois de présence du Salarié au sein de la Société.

The Employee undertakes to refrain from solliciting, approaching the clients of the Company, poaching or tempting to poach clients, either directly or indirectly - either individually or on behalf of any third party, and from bring them his support in any way, on his behalf or behalf of any third party, either directly or indirectly.

Client of the Company mentioned in the present clause refers to any individual or corporate entity in contact with the Company or for which the Employee has worked permanently or occasionally in relation to his functions in France and in Europe within the Company. Client also refers to subsidiaries and subsubsidiaries of corporate entities which are direct clients.

The prohibition on competition will remain binding for a period of six (6) months, starting on the date of effective departure of the Employee.

This prohibition applies to the following territories: France, Netherlands, UK, Ireland, Croatia, Hungary, and Germany

The Employee acknowledges that the conditions in which the above non-compete provision applies will not prevent him from carrying out an activity that corresponds to his training and experience, and will not impact his freedom to work.

In the event that the non-competition clause is implemented, the Employee will receive a gross monthly indemnity for a gross amount which corresponds to 50% of the average monthly gross base salary paid to the Employee for the 12 last months of presence of the Employee within the Company.

La présente clause de non-concurrence pourra être levée dans le cadre de la rupture du contrat de travail, que celle-ci soit à l’initiative de la Société ou du Salarié, conformément aux dispositions de la Convention Collective.

Toute violation des dispositions de la présente clause libère la Société du versement de l’indemnité de non-concurrence et rend le Salarié redevable des sommes reçues à ce titre ainsi que des cotisations sociales acquittées par la Société et qui ne lui seraient pas remboursées.

Par ailleurs, en cas de violation de cette interdiction, le Salarié s’expose au paiement, par manquement constaté, d’une indemnité forfaitaire égale à la rémunération de ses six (6) derniers mois d’activité sans préjudice du droit pour la Société de faire cesser ladite violation par tout moyen et de demander réparation de l’entier préjudice subi.

ARTICLE 18 – PREAVIS

Chacune des Parties pourra rompre le présent contrat de travail en respectant une période de préavis de 12 mois.

Cependant, cette période de préavis ne sera pas due en cas de licenciement pour faute grave ou lourde du Salarié.

ARTICLE 19 – PROTECTION DES DONNEES

La Société traite les données personnelles du Salarié pour les finalités liées à l’exécution de son contrat de travail et le fonctionnement de la Société.

Conformément à la législation française en vigueur, le Salarié pourra exercer son droit d’accès et de rectification de ses données personnelles collectées par la Société, en application des dispositions de la loi n° 78-17 du 6 janvier 1978 modifiée.

ARTICLE 20 – DROIT APPLICABLE

Le contrat est soumis au Droit français.

Si l’une des dispositions du contrat devait être déclarée invalide, la validité des autres clauses ne serait pas pour autant affectée

Fait à Paris

Le 30 Mai 2013

It will be possible to renounce to the present clause upon termination of the contract, either at the Company’s initiative or at the Employee’s, in compliance with the provisions of the CBA.

In the event that this clause is breached, the Company will be released from paying the non-compete indemnity and the Employee will be liable for any sums paid in this respect and which have not been reimbursed.

Moreover, the Employee will be liable for the payment, in the case of each breach, of an all-inclusive contractual indemnity equal to the remuneration of his last six (6) months of activity, without prejudice to the Company’s right to obtain the cessation of the breach by all available means, and to fully remedy any loss suffered.

ARTICLE 18 – NOTICE PERIOD

Each party shall have the right to terminate this employment contract by giving a 12-month notice period.

However, this notice period will not be due in case of dismissal for gross or serious misconduct.

ARTICLE 19 – DATA PROTECTION

The Company shall process personal data relating to the Employee for the purpose of performance of this contract and the business of the Company.

In line with French legislation currently in force, the Employee may exercise all rights to access and modify his personal data held by the Company in compliance with the law n° 78-17 of January 6, 1978, as modified.

ARTICLE 20 – GOVERNING LAW

The contract is governed by French Law.

Should any provision of the contract become invalid, the validity of the other provisions shall not be affected thereby.

Signed in Paris

On May 30th, 2013

Fait á Paris, le 30 Mai 2013 En deux (2) exemplaires originaux dont un pour chaque partie	Signed in Paris, On May 30th, 2013 In two (2) originals, one for each party

Le Salarié Monsieur Eric Drapé	The Employee Mr Eric Drapé

«Bon pour accord» /s/ Eric Drapé	« Read and Approved » /s/ Eric Drapé

TEVA SANTE (*) Représentée par Sima de Cayron, agissant en sa qualité de Directeur des Ressources Humaines	TEVA SANTE (*) Represented by Sima de Cayron, in his capacity as HR Director

«Bon pour accord» /s/ Sima de Cayron	“Read and Approved” /s/ Sima de Cayron

(*) Parapher le bas de chaque page et, sur la dernière page, faire précéder la siganture de la mention manuscrite «Bon pour accord»	(*) Initial the bottom of each page and, on the last page, write by hand “Read and Approved” before the signature